Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Top KingWin Ltd (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 20-F for the year ended December 31, 2023 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2024

Top KingWin Ltd

By:	/s/ Ruilin Xu
Name:	Ruilin Xu
Title:	Chief Executive Officer (principal executive officer)